Exhibit 23.1 - Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10435) pertaining to the Affinity Technology Group, Inc. 1995 Stock Option Plan, 1996 Stock Option and the Non-Employee Directors' Stock Option Plan, of our report dated March 15, 2004, with respect to the consolidated financial statements and schedule of Affinity Technology Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.





                                                         /s/  SCOTT McELVEEN LLP


Columbia, South Carolina
March 15, 2004